Exhibit 10.1

EXECUTION COPY

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of June 10, 2020, is entered into by and among Mr. Jitse Groen (“Shareholder”), and Grubhub Inc., a Delaware corporation (the “Company”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, Just Eat Takeaway.com N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands (“Parent”), Checkers Merger Sub I, Inc., a Delaware corporation and wholly owned Subsidiary of Parent, Checkers Merger Sub II, Inc., a Delaware corporation and wholly owned Subsidiary of Parent, and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time after the date hereof, the “Merger Agreement”);

WHEREAS, Shareholder or any of its controlled Affiliates are the sole record and beneficial owner of such number of ordinary shares (gewone aandelen), nominal value €0.04 per share, of Parent (each, a “Share”) and sole beneficial owner of the other Equity Interests (as defined herein), in each case, as set forth on Shareholder’s signature page hereto;

WHEREAS, the consummation of the Mergers requires receipt of the Parent Shareholder Approval; and

WHEREAS, as a condition to the Company’s willingness to enter into the Merger Agreement, the Company has requested that Shareholder agree, and Shareholder has agreed to, enter into this Agreement simultaneously with the execution and delivery of the Merger Agreement and abide by the covenants and obligations with respect to such Shareholder’s Covered Shares (as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth in this Agreement, the parties hereby agree as follows:

Section 1. Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in this Section 1, or if not defined in this Section 1, the respective meanings ascribed to them in the Merger Agreement:

“Additional Owned Shares” means all Shares that are beneficially owned by Shareholder or any of its controlled Affiliates and are acquired after the date hereof and prior to the termination of this Agreement (including through the exercise of stock options, warrants or similar rights, or the vesting, conversion or exchange of securities, or the acquisition of the power to vote or direct the voting of such Shares).

“Affiliate” has the meaning set forth in the Merger Agreement; provided that, for the avoidance of doubt, Gribhold B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Gribhold”), is a controlled Affiliate of Shareholder as of the date hereof; and provided, further, that Parent shall not be deemed to be an Affiliate of Shareholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 promulgated under the 1934 Act.

“control” (including, with its correlative meaning, “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Covered Shares” means the Owned Shares and Additional Owned Shares.

“Equity Interests” means (i) any share in the capital of Parent, (ii) any securities (including debt securities) convertible into, or exchangeable or exercisable for, any such shares in Parent’s capital, or (iii) any options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments obligating Parent to issue, transfer or sell any shares in Parent’s capital or other equity interest in Parent or other Parent Securities.

“Existing Pledges” means the pledges vested over, in aggregate, 15,304,796 Owned Shares.

“Owned Shares” means all Shares which are beneficially owned by Shareholder or any of its controlled Affiliates as of the date hereof.

“Permitted Transfer” means (a) a Transfer of Covered Shares solely in connection with the payment of the exercise price and/or the satisfaction of any tax and social security obligations arising from the exercise of any stock options, warrants or similar rights to acquire Shares, or the vesting of any other Equity Interests, (b) a Transfer of Covered Shares with the Company’s prior written consent, (c) a Transfer of Covered Shares (i) to any member of Shareholder’s immediate family or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family or for any bona fide tax planning purposes or (ii) upon the death of Shareholder pursuant to the terms of any trust or will of Shareholder or by the applicable Laws of intestate succession, (d) a Transfer of Covered Shares to a controlled Affiliate of Shareholder, (e) the creation of customary security rights pursuant to the general conditions of a bank operating in the Netherlands based on the General Banking Conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the Consumers Union (Consumentenbond), or any other general conditions used by, or agreement or arrangement with, a bank operating in the Netherlands to substantially the same effect or (f) the creation of a right of pledge over up to in the aggregate (not including the Existing Pledges) 100,000 Shares and/or other Equity Rights, without granting voting rights to the pledgee; provided that, for purpose of clause (c)(i) and clause (d), prior to the effectiveness of such Transfer, such transferee executes and delivers to the Company a written agreement, in form and substance acceptable to the Company (such acceptance not to be unreasonably withheld, delayed or conditioned), to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement with respect to the Covered Shares subject to such Transfer, to the same extent as Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as Shareholder shall have made hereunder (a “Transfer Agreement”).

“Transfer” means, with respect to a Covered Share, the transfer, pledge, hypothecation, encumbrance, granting of a usufruct, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, including the tendering in any tender or exchange offer) of such Covered Share or the beneficial ownership thereof or any of the economic consequences of ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

Section 2. Voting Agreement. At any meeting of the shareholders of Parent, including the Parent Shareholders Meeting, however called, and in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought as to a matter described in any of clauses (a)
 through (e) below (each, a “Parent Stockholder Meeting”), Shareholder hereby agrees that Shareholder shall, and if any of its Covered Shares are held by a nominee for such Shareholder, Shareholder shall cause the holder of record of any such Covered Shares to, including by delivering to the Secretary of the Company a duly executed proxy card: (i) appear at each Parent Stockholder Meeting or otherwise cause all Covered Shares beneficially owned by it as of the record date to be counted as present thereat for purposes of calculating a quorum (if applicable); and (ii) vote (or cause to be voted), by proxy or in person, all Covered Shares beneficially owned by Shareholder as of the relevant record date and entitled to be voted:

(a) for the Transaction Proposals, the Board Nominations and the Pre-Emptive Rights Authorization;

(b) at the request of the Company, for the approval of any other matter submitted by Parent for shareholder approval at a Parent Stockholder Meeting related to the Transactions; provided, however, that with respect to such other matter (i) the Parent Boards have recommended that the shareholders of Parent vote to approve such matter at such Parent Stockholder Meeting (and such recommendation has been supported in writing by the Company) and (ii) nothing in this Agreement shall be interpreted as creating an obligation of Parent to submit any such matter of the Company for such shareholder approval or to recommend that the shareholders of Parent vote to approve any such matter;

(c) against any Parent Takeover Proposal, any agreement providing for any Parent Takeover Proposal or any matter submitted for shareholder approval at a Parent Stockholder Meeting related to a Parent Takeover Proposal; and

(d) against any proposal, action or agreement that would reasonably be expected to (i) prevent or nullify any provision of this Agreement, (ii) result in a material breach of any covenant, representation, warranty or any other obligation or agreement contained in the Merger Agreement or this Agreement, (iii) result in any condition to the consummation of the Mergers set forth in Article VI of the Merger Agreement not being satisfied or (iv) prevent or materially delay, frustrate or impede the approval, implementation or consummation of any of the Transactions, or any of the documentation or transactions included in, contemplated by, or in connection with, the Merger Agreement or this Agreement.

Additionally, Shareholder shall not, and shall cause its controlled Affiliates not to, propose, commit or agree to take, or publicly affirmatively support, any action inconsistent with any of the foregoing clauses (a) through (d).

Section 3. No Disposition or Adverse Act. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, Shareholder shall not, and shall cause its controlled Affiliates not to, (i) Transfer, offer to Transfer or consent to any Transfer of any or all of the Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, without the prior written consent of the Company (other than Permitted Transfers, in which case, where so required in accordance with the terms of this Agreement, such transferee shall deliver to the Company a Transfer Agreement), (ii) enter into any contract, option or other agreement with respect to any Transfer (other than Permitted Transfers, in which case, where so required in accordance with the terms of this Agreement, such transferee shall deliver to the Company a Transfer Agreement) of any or all Covered Shares, other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates, or any interest in such Covered Shares or other Equity Interests, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares or other Equity Interests beneficially owned by Shareholder or one of its controlled Affiliates inconsistent with Shareholder’s voting or consent obligations in Section 2, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or other Equity Interests inconsistent with Shareholder’s voting or consent obligations in Section 2 or (v) dispose of shares or any other equity interests in, or take any other action with respect to, any of Shareholder’s controlled Affiliates that holds one or more Covered Shares such that any such controlled Affiliate would no longer be a controlled Affiliate of Shareholder. Any attempted Transfer of Covered Shares, other Equity Interests or any interest therein in violation of this Section 3 shall be null and void.

Section 4. Additional Agreements.

(a) Certain Events. In the event of any stock split, stock dividend, merger, demerger, reorganization, recapitalization or other change in the capital structure of Parent affecting the Covered Shares or the acquisition by Shareholder or any of its controlled Affiliates of Additional Owned Shares or other Equity Interests, this Agreement and the obligations hereunder shall automatically attach to any Additional Owned Shares or other Equity Interests issued to or acquired (and owned or beneficially owned) by Shareholder or any of its controlled Affiliates.

(b) Update of Beneficial Ownership Information. Promptly following the written request of the Company or upon the acquisition of any Covered Shares or other Equity Interests, Shareholder will send to the Company a written notice setting forth the number of Covered Shares and other Equity Interests beneficially owned by Shareholder or by its controlled Affiliates who become holders of the Covered Shares or Equity Interests, as applicable.

(c) Waiver of Rights and Actions. Shareholder hereby (i) waives and agrees not to, and Shareholder shall cause its controlled Affiliates not to, exercise any rights to object to or challenge the consummation of any of the Mergers or any other Transactions and (ii) agrees not to, and Shareholder shall cause its controlled Affiliates not to, bring, commence, institute, maintain, join in, prosecute or voluntarily aid, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, appeal or proceeding, derivative or otherwise, against Parent, the Company, their respective directors or officers or any of their respective successors, in each case relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of any of the Mergers or any other Transactions, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (y) alleging a breach of any fiduciary duty of any of the Parent Boards (or any member thereof) in connection with this Agreement, the Merger Agreement, the Mergers or any other Transactions or (z) making any claim with respect to public disclosures by Parent or the Company in connection with the Merger Agreement, this Agreement, the Mergers or any other Transactions.

(d) Communications. Shareholder hereby (i) consents to and authorizes the publication and disclosure by Parent and the Company of Shareholder’s identity and holding of Covered Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, in any public disclosure document required by applicable Law (including in any filings with the SEC) in connection with the Transactions and (ii) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such disclosure document.

Section 5. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as follows:

(a) Title. As of the date hereof, either Shareholder or Gribhold is the sole record and beneficial owner of the Shares and Shareholder is the beneficial owner of the other Equity Interests, in each case, set forth on Shareholder’s signature page hereto (the “Disclosed Owned Shares”). To the extent the Disclosed Owned Shares are Shares, they are fully paid up. The Disclosed Owned Shares constitute all of the Shares and other Equity Interests owned of record or beneficially by Shareholder or its controlled Affiliates as of the date hereof, and neither Shareholder nor any of its controlled Affiliates is the beneficial owner of any other Shares or other Equity Interests. Either Shareholder or Gribhold has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 and all other matters set forth in this Agreement (except Section 3), in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights (except for under the Existing Pledges regarding the voting rights becoming exercisable by the pledgee or, in case of execution of any of the Existing Pledges, a third party), subject to applicable securities Laws and the terms of this Agreement. Other than pursuant to the Existing Pledges, either Shareholder or Gribhold has sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 3, in each case with respect to all of the Covered Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Other than pursuant to the Existing Pledges, as of the date hereof, neither Shareholder nor any of its controlled Affiliates has entered into any agreement to Transfer any Owned Shares. Except as permitted by this Agreement, the Covered Shares are now, and at all times during the term hereof will be, held by Shareholder or any of its controlled Affiliates (except in case of an execution of any of the Existing Pledges), or by a nominee or custodian for the benefit of Shareholder or any of its controlled Affiliates, free and clear of any Liens (other than the Existing Pledges), subject to applicable securities Laws and the terms of this Agreement.

(b) Authority. Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Shareholder of this Agreement, the performance by Shareholder of its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby have been duly and validly authorized by Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by Shareholder of its obligations hereunder or the consummation by Shareholder of the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Shareholder, and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) No Conflict or Default. No filing with, and no permit, order or authorization of, consent or approval of, or registration, declaration or filing with, any Governmental Authority or any other Person is necessary for the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby and the compliance by Shareholder with the provisions hereof. None of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder or any of its controlled Affiliates is a party or by which Shareholder, any of its controlled Affiliates or any of Shareholder’s or any of its controlled Affiliate’s properties or assets may be bound, (ii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Authority that is applicable to Shareholder, any of its controlled Affiliates or any of Shareholder’s or any of its controlled Affiliate’s properties or assets or (iii) constitute a violation by Shareholder or any of its controlled Affiliates of any applicable Law or regulation of any jurisdiction, and in each case, except for any conflict, breach, default or violation described above which would not adversely affect in any material respect the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(d) No Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Shareholder, threatened against Shareholder or any of its controlled Affiliates at law or in equity before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the ability of Shareholder to perform timely its obligations under this Agreement.

(e) No Fees. Neither Shareholder (other than in Shareholder’s capacity as a director of Parent) nor any of its controlled Affiliates has retained or authorized to act any investment banker, broker, finder, financial advisor or other intermediary or advisor who might be entitled to any investment banker’s, broker’s, finder’s, financial advisor’s, success, opinion or other similar fee or commission from Shareholder or any of Shareholder’s Affiliates in connection with this Agreement, the Merger Agreement or the Transactions.

Section 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Shareholder as follows:

(a) Authority. The Company has all necessary corporate or other applicable power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn. No other corporate action (including any shareholder vote or other action) on the part of the

Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and execution and delivery hereof by Shareholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflict or Default. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company or (ii) violate any Law applicable to the Company or any of its Subsidiaries. No consent is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated by this Agreement, other than such consents that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

Section 7. Reliance. Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

Section 8. Termination. This Agreement shall terminate upon the earliest of (a) the mutual written agreement of each of the parties hereto, (b) immediately following the Closing, (c) the termination of the Merger Agreement in accordance with its terms, (d) the occurrence of a Parent Adverse Recommendation Change and (e) such date and time as the Merger Agreement shall have been materially amended or materially supplemented or any material provision thereof waived (in each case, in accordance with the terms of the Merger Agreement) without the prior written consent of Shareholder, in a manner (A) that materially increases the Merger Consideration payable to the holders of the Shares (other than adjustments in accordance with the terms of the Merger Agreement) or (B) that is materially adverse to Shareholder relative to other shareholders of Parent (excluding, in all cases, any amendment, supplement or waiver affecting, or with respect to, the directors, officers or employees of Parent); provided, that (i) nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement prior to its termination and (ii) Section 4(c), this Section 8 and Section 9 (excluding clauses (b) and (c) thereof), shall survive any termination of this Agreement. For the avoidance of doubt, with respect to any provisions of this Agreement that survive termination of this Agreement in accordance with this Section 8, any defined terms used in such provisions (including any terms defined in the Merger Agreement, which shall have the meanings set forth therein notwithstanding any termination of the Merger Agreement) shall continue to have the same meanings as such defined terms had prior to such termination.

Section 9. Miscellaneous.

(a) No Limitation. Nothing in this Agreement shall be construed to prohibit, limit or affect Shareholder from (i) taking any action (or omitting to take any action) solely in his capacity as a director of Parent, including in exercising rights under the Merger Agreement and/or from taking any action with respect to any Parent Takeover Proposal solely in his capacity as such a director and (ii) exercising his fiduciary duties as a director to Parent or its stakeholders.

(b) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Shareholder agrees to, and shall cause its controlled affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the arrangements contemplated hereby. Promptly following the Company’s reasonable written request and without further consideration, Shareholder shall, and shall cause its controlled Affiliates to, execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby.

(c) Binding on Successors. Without limiting any other rights the Company may have hereunder in respect of any Transfer of the Covered Shares, Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Shareholder and its controlled Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of Law or otherwise, including, without limitation, Shareholder’s heirs, guardians, administrators, representatives or successors.

(d) No Ownership Interest. Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed, upon execution, to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Shareholder, and the Company shall not have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct Shareholder in the voting of any of the Covered Shares, except as otherwise provided in this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” or “concert” with any other Person, including Parent or the Company, for purposes of Rule 13d-5(b)(1) of the 1934 Act, Chapter 5.3 or 5.5 of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht) or any other similar provision of applicable Law or of conferring upon Parent or the Company beneficial ownership of any Covered Shares.

(e) Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such fees or expenses.

(f) Amendment or Supplement. This Agreement may only be amended or supplemented at any time by additional written agreements signed by, or on behalf of, the parties hereto, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties.

(g) Waiver. Any party may, to the extent permitted by applicable Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto or (iii) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or Shareholder in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other party. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

(i) Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other party. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

(j) Entire Agreement. This Agreement, together with any other instruments delivered hereunder, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

(k) Governing Law; Jurisdiction.

(i) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except that any provisions of this Agreement which expressly relate to the fiduciary duties of directors which arise under the laws of the Netherlands shall be governed by, and construed in accordance with, the laws of the Netherlands.

(ii) Each party hereto hereby agrees that all actions and proceedings arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) and each party hereto irrevocably and unconditionally agrees that (A) it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (B) it will not commence any such action or proceeding except in such courts, (C) it will waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, (D) it will waive, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts and (E) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(iii) Each party hereto irrevocably consents to the service of summons and complaint and any other process whether inside or outside the territorial jurisdiction of the courts referred to in this Section 9(k) in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9(n). However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(iv) Shareholder shall, no later than ten (10) Business Days following the date of this Agreement, irrevocably appoint in accordance with applicable Law a registered agent for service of process in the State of Delaware to accept and acknowledge service of any and all processes against it in any Action by a party hereto permitted under the terms of this Agreement, with the same effect as if Shareholder had been lawfully served with such process in such jurisdiction and shall maintain such an agent for service and process for the duration of this Agreement, and Shareholder waives all claims of error by reason of such service; provided that the party hereto effecting such service shall also deliver a copy thereof on the date of such service to the other party hereto by facsimile in accordance with Section 9(n). Shareholder shall confirm such irrevocable appointment and communicate the identity and address of such registered agent to the Company within two (2) Business Day of such irrevocable appointment.

(l) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(l).

(m) Specific Enforcement. The parties hereto agree that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason. In the event any party hereto seeks any remedy referred to in this Section 9(m), such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(m) and each party hereto waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9(m), a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party hereto under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9(m) are not available or otherwise are not granted, and (ii) nothing contained in this Section 9(m) shall require any party hereto to institute any proceeding for (or limit such party’s right to institute any proceeding for) specific performance under this Section 9(m) before exercising any termination right under Section 8 (or pursuing damages after such termination), nor shall the commencement of any action pursuant to this Section 9(m) or anything contained in this Section 9(m) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8 or pursue any other remedies under this Agreement that may be available then or thereafter.

(n) Notices. All notices, requests and other communications to any party hereto hereunder shall be in writing and shall be deemed given if (i) emailed (which is confirmed), (ii) delivered personally (which is confirmed) with a copy by email or (iii) sent by overnight courier (providing proof of delivery) with a copy by email to the parties at the following addresses:

if to the Company, to:

Grubhub Inc.

5 Bryant Park, 15th Floor

New York, NY 10018

Attention:   Maggie Drucker, Chief Legal Officer and Secretary

Email:        mdrucker@grubhub.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:   Daniel Wolf

                   Laura Sullivan

Email:        daniel.wolf@kirkland.com

                   laura.sullivan@kirkland.com

and

NautaDutilh N.V.

Beethovenstraat 400

1082 PR Amsterdam

The Netherlands

Attention:   Stefan Wissing

Email:         stefan.wissing@nautadutilh.com

if to Shareholder, to:

Jitse Groen

Oosterdoksstraat 80

1011 DK Amsterdam

The Netherlands

Email:         jitse.groen@takeaway.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention:   G.J. Ligelis Jr.

Email:         gligelisjr@cravath.com

and

De Brauw Blackstone Westbroek N.V.

Claude Debussylaan 80

1082 MD Amsterdam

The Netherlands

Attention:   Klaas de Vries

Email:         klaas.devries@debrauw.com

or such other U.S. address or email address as such party may hereafter specify by like notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(o) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(p) Interpretation.

(i) When a reference is made in this Agreement to a Section, such reference shall be to a section of this Agreement unless otherwise indicated. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

(ii) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and Shareholder has signed this Agreement, as of the date first written above.

GRUBHUB INC.

By:	/s/ Matt Maloney
Name: Matt Maloney Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and Shareholder has signed this Agreement, as of the date first written above.

SHAREHOLDER

/s/ Jitse Groen
Name: Jitse Groen

DISCLOSED OWNED SHARES

15,318,766 Shares; and
29,775 other Equity Interests (including 5,780
options and 23,995 conditional options)

[Signature Page to Voting and Support Agreement]